EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-47017, 333-34559, and 333-56794) pertaining to the Univision Communications Inc. 1996 Performance Award Plan and the Registration Statements (Form S-4 No. 333-99037 and Form S-3 No. 333-57712) of Univision Communications Inc. of our report dated February 23, 2003, except for Note 4 for which the date is March 17, 2003, relating to the consolidated balance sheets of Hispanic Broadcasting Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, appearing in this Current Report on Form 8-K of Univision Communications Inc.  Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, in 2001 and 2002.

                                                                                                                                /s/  KPMG LLP

Dallas, Texas

June 5, 2003